UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

Empire American Realty Trust, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	333-160093	26-4567130
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Philips Parkway Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-3300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On January 20, 2011, RAIT Financial Trust, or RAIT, through a subsidiary, or the purchaser, purchased the sole stockholder of Empire American Realty Trust, Inc., or the registrant, from entities controlled by Mr. Ezra Beyman. This purchase was part of the first closing under an Equity Purchase Agreement, or the purchase agreement, dated January 20, 2011. Mr. Beyman controls Empire American Holdings, LLC, or Empire, which was the registrant’s sponsor prior to January 20, 2011. RAIT is a real estate investment trust whose common shares are traded on the New York Stock Exchange under the trading symbol “RAS.” RAIT is the sponsor of the registrant effective January 20, 2011.

In addition to the purchase of the registrant’s sole stockholder, which also serves as the registrant’s external advisor, or the advisor, the purchaser also purchased at the first closing described above the registrant’s property manager and another entity that holds a limited partnership interest in the registrant’s operating partnership. The purchase agreement provides that the equity of Empire American Realty, LLC, the dealer manager for the registrant’s initial public offering, or the dealer manager, is to be sold to the purchaser in a second closing under the purchase agreement expected to occur 30 days after the dealer manager files a continuing membership application with the Financial Industry Regulatory Authority, Inc., subject to terms and conditions in the purchase agreement.

In accordance with the purchase agreement, the purchaser paid $2,275,000 at the first closing referenced above and, subject to the terms and conditions of the purchase agreement, the purchaser expects to pay $200,000 at the second closing referenced above. The source of funds for any amounts paid or payable is the working capital of RAIT.

The disclosure set forth in Item 5.02 and Item 8.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 20, 2011, all of the registrant’s then-serving officers and non-independent directors resigned, including Ezra Beyman, its Chief Executive Officer, President and Chairman of the Board of Directors, David Newman, its Chief Operating Officer and a director, Martel Day, its Executive Vice President and a director, David Teiler, its Chief Financial Officer, David Cohen, its Secretary and General Counsel, and Jason Gelfond, its Principal Accounting Officer and Treasurer. In addition, on January 20, 2011, all of the registrant’s then-serving independent directors resigned: Nat H. Braun, David T. Provost, Gary Torgow and Victor Weiss. All of these individuals resigned as officers and directors of the registrant in order to fulfill a closing condition to the first closing referenced above set forth in the purchase agreement and not due to any disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices. In connection with the first closing referenced above, Mr. Day entered into an employment agreement with the advisor providing that he would continue to serve as an Executive Vice President of the registrant.

(c) On January 20, 2011, the registrant’s newly elected board of directors (see clause (d) below) elected the following persons to serve as officers of the registrant: Jack E. Salmon as President (serving as the principal executive officer of the registrant) and Chief Financial Officer and James J. Sebra as Treasurer (serving as the principal financial officer and principal accounting officer of the registrant). The biographies of Mr. Salmon and Mr. Sebra appear below:

Jack E. Salmon, age 56, has served as the President and Chief Financial Officer and as a Director of the registrant since January 2011. Mr. Salmon has served as RAIT’s chief financial officer and treasurer since December 2006. Mr. Salmon joined RAIT in connection with RAIT’s acquisition of Taberna Realty Finance Trust in December 2006 having served as executive vice president, chief financial officer and treasurer prior to the acquisition from March 2005. Mr. Salmon was employed by Cohen & Company, an investment bank, from January 2005 until April 2005. From 2003 to 2005, he was a vice president and chief accounting officer of The Rubenstein Company, L.P., a diversified privately-owned real estate company. From 1975 to 2003, Mr. Salmon worked in public accounting serving a variety of real estate and financial services companies, including public and privately held REITs, major real estate opportunity funds, developers and institutional investors in real estate. From 2002 to 2003, Mr. Salmon was a partner with KPMG LLP, an accounting firm. Mr. Salmon was a partner with Arthur Andersen LLP, an accounting firm, from 1989 to 2002. As an audit partner with Arthur Andersen LLP, Mr. Salmon had responsibility for REIT initial public offerings and due diligence engagements. He also advised multiple REITs on mergers and acquisitions, portfolio transactions and SEC matters.

James J. Sebra, age 35, has served as the Treasurer of the registrant since January 2011. Mr. Sebra has served as RAIT’s senior vice president and chief accounting officer since May 2007. Mr. Sebra joined RAIT in connection with the Taberna acquisition in December 2006 and was Taberna’s vice president and chief accounting officer prior to the acquisition from June 2005. Prior to joining Taberna, Mr. Sebra was the controller of Brandywine Realty Trust, a publicly traded real estate investment trust, from 2004 through 2005. From 1998 through 2004, Mr. Sebra worked with Arthur Andersen LLP and KPMG LLP, public accounting firms, serving a variety of publicly held and privately held real estate companies and professional service firms.

(d) On January 20, 2011, the advisor, as the registrant’s sole stockholder, elected Scott F. Schaeffer, Jack E. Salmon and Raphael A. Licht to serve as the registrant’s directors. Mr. Schaeffer was also elected to serve as the Chairman of the Board. As Messrs. Schaeffer, Salmon and Licht are officers and, in the case of Mr. Schaeffer, also the Chairman of the Board and a Trustee of RAIT and do not qualify as “Independent Directors” as defined in the registrant’s articles of amendment and restatement, the advisor plans to identify and elect the registrant’s independent directors in the near future. Once independent directors are elected, the members of the audit committee of the Board of Directors will be determined.

Item 8.01 Other Events.

Prior to entering into the purchase agreement, the registrant suspended its initial public offering. The registrant expects to continue such suspension until such time as the registrant is able to file a post-effective amendment to the registrant’s registration statement on Form S-11 (SEC File No. 333-160093) with the SEC and such post-effective amendment is declared effective by the SEC. Through the date hereof, the registrant has not sold any of its common shares in its initial public offering. In June and July of 2010, the registrant accepted subscriptions into escrow equal to $1,130,000, in the aggregate, from seven potential investors. However, after determining to suspend its initial public offering, the registrant informed potential investors of its decision not to accept these subscriptions in November 2010, and the escrow agent for this offering fully refunded the investors’ funds with interest in December 2010. This disclosure does not constitute an offer of any securities for sale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Empire American Realty Trust, Inc.
	By:	/s/ Jack E. Salmon

January 24, 2011		Name: Jack E. Salmon
Title: President & Chief Financial Officer